THE PILLAR FUNDS

                              Amended and Restated
                                   Rule 18f-3
                               Multiple Class Plan

                                February 20, 1997


     The Pillar Funds (the "Trust"), a registered investment company that currently consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares in each fund listed on Schedule A hereto (each a "Fund" and together the "Funds").

A.   Attributes of Share Classes

     1. The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a "Certificate") as each such Certificate is approved by the Trust's Board of Trustees and as attached hereto as Exhibits.

     2. With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust's Prospectuses; (iii) each class will separately bear any distribution fees and any shareholder service fees that are payable in connection with a distribution plan or a distribution and shareholder service plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Distribution Plan"), and separately bear any other service fees ("service fees") that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and
(v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Distribution Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.   Expense Allocations

     With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees or shareholder service fees relating to a particular class of shares associated with a Distribution Plan or other service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

     Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.   Amendment of Plan; Periodic Review

     This Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

     The Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, must review this Plan at least quarterly for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

                                                                      Schedule A

                                The Pillar Funds


                                   Schedule A
                                       to
                              Amended and Restated
                                   Rule 18f-3
                               Multiple Class Plan


Money Market Funds
------------------
U.S. Treasury Securities Plus Money Market Fund
U.S. Treasury Securities Money Market Fund
Prime Obligation Money Market Fund
Tax-Exempt Money Market Fund


Non-Money Market Funds
----------------------
Short-Term Investment Fund
Fixed Income Fund
New Jersey Municipal Securities Fund
Pennsylvania Municipal Securities Fund
Intermediate-Term Government Securities Fund
GNMA Fund
Equity Growth Fund
Equity Value Fund
Equity Income Fund
Mid Cap Fund
Balanced Fund
International Growth Fund

                                                                       Exhibit A


                                THE PILLAR FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Class A Shares
                           (Formerly, Class B Shares)

1.   Class-Specific Distribution Arrangements; Other Expenses.

Class A Shares of the Money Market Funds (as identified on Schedule A) are sold without a sales charge and Class A Shares of the Non-Money Market Funds (as identified on Schedule A) are sold with a front end sales as indicated in the following tables. Additionally, Class A Shares of the Funds are subject to a
 .25% Rule 12b-1 fee.

The following tables show the regular sales charge on Class A Shares of the Funds to a "single purchaser" (defined below) together with the reallowance paid to dealers and the agency commission paid to brokers (collectively, the "commission"):

The Fixed Income Fund:


------------------------------------------------------------------------------------------------------------------
  Amount of Purchase         Sales Charge as a           Sales Charge as a             Reallowance and Brokerage
                             Percentage of Offering      Percentage of Net Amount      Commission as Percentage of
                             Price                       Invested                      Offering Price
------------------------------------------------------------------------------------------------------------------
      $0-99,999                      4.25%                       4.44%                           4.00%
------------------------------------------------------------------------------------------------------------------
   $100,000-249,999                  3.75%                       3.90%                           3.50%
------------------------------------------------------------------------------------------------------------------
   $250,000-499,999                  2.75%                       2.83%                           2.50%
------------------------------------------------------------------------------------------------------------------
   $500,000-999,999                  2.00%                       2.04%                           1.75%
------------------------------------------------------------------------------------------------------------------
$1,000,000 and above*                0.00%                       0.00%                           0.00%**
------------------------------------------------------------------------------------------------------------------


The New Jersey Municipal Securities and Pennsylvania Municipal Securities Funds:


----------------------------------------------------------------------------------------------------------------------------
Amount of Purchase             Sales Charge as a Percentage    Sales Charge as a Percentage      Reallowance and Brokerage
                               of Offering Price               of Net Amount Invested            Commission as Percentage of
                                                                                                 Offering Price
----------------------------------------------------------------------------------------------------------------------------
$0-249,999                     3.00%                           3.10%                             2.70%
----------------------------------------------------------------------------------------------------------------------------
$250,000-499,999               2.00%                           2.05%                             1.80%
----------------------------------------------------------------------------------------------------------------------------
$500,000-999,999               1.00%                           1.01%                             0.90%
----------------------------------------------------------------------------------------------------------------------------
$1,000,000 and above*          0.00%                           0.00%                             0.00%**
----------------------------------------------------------------------------------------------------------------------------

The Equity Growth, Equity Value, Equity Income, International Growth and Balanced Funds:


-------------------------------------------------------------------------------------------------------------------------------
Amount of Purchase                Sales Charge as a Percentage    Sales Charge as a Percentage      Reallowance and Brokerage
                                  of Offering Price               of Net Amount Invested            Commission as Percentage of
                                                                                                    Offering Price
-------------------------------------------------------------------------------------------------------------------------------
$0-49,999                         5.50%                           5.82%                             5.00%
-------------------------------------------------------------------------------------------------------------------------------
$50,000-99,999                    4.75%                           4.99%                             4.25%
-------------------------------------------------------------------------------------------------------------------------------
$100,000-249,999                  3.75%                           3.90%                             3.25%
-------------------------------------------------------------------------------------------------------------------------------
$250,000-499,999                  2.75%                           2.83%                             2.50%
-------------------------------------------------------------------------------------------------------------------------------
$500,000-999,999                  2.00%                           2.04%                             1.75%
-------------------------------------------------------------------------------------------------------------------------------
$1,000,000 and above*             0.00%                           0.00%                             0.00%**
-------------------------------------------------------------------------------------------------------------------------------


The Intermediate-Term Government Securities and Mid Cap Funds:


-------------------------------------------------------------------------------------------------------------------------------
Amount of Purchase                Sales Charge as a Percentage    Sales Charge as a Percentage      Reallowance and Brokerage
                                  of Offering Price               of Net Amount Invested            Commission as Percentage of
                                                                                                    Offering Price
-------------------------------------------------------------------------------------------------------------------------------
$0-99,999                         4.00%                           4.17%                             3.50%
-------------------------------------------------------------------------------------------------------------------------------
$100,000-249,999                  3.00%                           3.09%                             2.70%
-------------------------------------------------------------------------------------------------------------------------------
$250,000-499,999                  2.00%                           2.04%                             1.80%
-------------------------------------------------------------------------------------------------------------------------------
$500,000-999,999                  1.00%                           1.01%                             0.90%
-------------------------------------------------------------------------------------------------------------------------------
$1,000,000 and above              0.00%                           0.00%                             0.00%
-------------------------------------------------------------------------------------------------------------------------------


The GNMA Fund:


-------------------------------------------------------------------------------------------------------------------------------
Amount of Purchase                Sales Charge as a Percentage    Sales Charge as a Percentage      Reallowance and Brokerage
                                  of Offering Price               of Net Amount Invested            Commission as Percentage of
                                                                                                    Offering Price
-------------------------------------------------------------------------------------------------------------------------------
$0-249,999                        3.00%                           3.09%                             2.70%
-------------------------------------------------------------------------------------------------------------------------------
$250,000-499,999                  2.00%                           2.04%                             1.80%
-------------------------------------------------------------------------------------------------------------------------------
$500,000-999,999                  1.00%                           1.01%                             0.90%
-------------------------------------------------------------------------------------------------------------------------------
$1,000,000 and above              0.00%                           0.00%                             0.00%
-------------------------------------------------------------------------------------------------------------------------------

* Purchases of $1,000,000 or more are at net asset value. However, a contingent deferred sales charge will be imposed on such investments in the event such shares are redeemed within 12 months from the date they were purchased. The contingent deferred sales charge will be imposed at the rate of 1.00% of the lesser of the current market value of the shares redeemed or the total cost of such shares and is payable to the Distributor. In determining whether a contingent deferred sales charge is payable, and, if so, the amount of the charge, it is assumed that shares not subject to such charge are the first redeemed.

** There is no initial sales charge on purchases of $1,000,000 or more; however, the Distributor may pay a dealer concession and/or advance a service fee on such transactions.


The commissions shown in the tables above apply to sales through financial institutions. Under certain circumstances, some financial institutions, including Summit Bank and its affiliates, will be reallowed the entire sales charge imposed on purchases of Class A Shares and may, therefore, be deemed to be "underwriters" under the Securities Act of 1933, as amended. Commission rates may vary among the Funds.

Right of Accumulation

In calculating the sales charge rates applicable to current purchases of a Fund's Class A Shares, a "single purchaser" is entitled to cumulate current purchases with the net purchases of previously purchased shares of the Fund and other portfolios of The Pillar Funds ("Eligible Funds") which are sold subject to a comparable sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of an Eligible Fund for their own account or for trust or custodial accounts for their minor children, or (iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401 or 457 of the Code including related plans of the same employer. To be entitled to a reduced sales charge based upon shares already owned, the investor must ask the Distributor for such entitlement at the time of purchase and provide the account number(s) of the investor and, if applicable, the investor and spouse, their minor children, and give the ages of such children. A Fund may amend or terminate this right of accumulation at any time prior to subsequent purchases.

Letter of Intent

By initially investing at least $1,000 and submitting a Letter of Intent to the Distributor, a "single purchaser" may purchase Class A Shares of the Fund and the other Eligible Funds during a 13-month period at the reduced sales charge rates applying to the aggregate amount of the intended purchases stated in the Letter. The Letter may apply to purchases made up to 90 days before the date of the Letter.

Other Circumstances

No sales charge is imposed on Class A Shares of a Fund: (i) issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Trust is a party; (ii) sold to dealers or brokers that have a sales agreement with the Distributor, for their own account or for retirement plans for their employees or sold to present employees of dealers or brokers that certify to the Distributor at the time of purchase that such purchase is for their own account; (iii) sold to investors who are present or retired employees of Summit Bancorp. or one of its affiliates;

(iv) sold to investors who are present employees of any entity which is a current service provider to the Trust; (v) sold to any qualified customer who has entered into an agreement with Summit Bank, its affiliates or correspondent banks; or (vi) sold to any present or retired Trustee of the Trust or Director of Summit Bancorp. or one of its affiliates or their respective familes.

2.   Eligibility of Purchasers

The minimum initial investment in Class A Shares of the Trust is $1,000; however, the minimum investment may be waived at the Distributor's discretion. All subsequent purchases must be at least $50.

3.   Exchange Privileges

Class A Shares of each Fund may be exchanged for Class A Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   Voting Rights

Each Class A shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a distribution plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A Shareholders differ from the interests of holders of any other class.

5.   Conversion Rights

Class A Shares do not have a conversion feature.

                                                                       Exhibit B

                                THE PILLAR FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Class B Shares


1.   Class-Specific Distribution Arrangements; Other Expenses.

     Class B Shares of the Funds are sold without a front-end sales charge, but are subject to a contingent deferred sales charge. Additionally, Class B Shares of the Funds are subject to a .75% Rule 12b-1 fee and a .25% shareholder service fee.

     If Class B Shares are redeemed within seven years of purchase, a Shareholder will be subject to a contingent deferred sales charge at the rates set forth below. This charge is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on shares derived from reinvestment of dividends or capital gain distributions.

            Contingent Deferred Sales Charge ("CDSC") as a Percentage
                       of Dollar Amount Subject to Change

--------------------------------------------------------------------------------
            Years Since Purchase
--------------------------------------------------------------------------------
                     1                                    5.50%
--------------------------------------------------------------------------------
                     2                                    5.00%
--------------------------------------------------------------------------------
                     3                                    4.00%
--------------------------------------------------------------------------------
                     4                                    3.00%
--------------------------------------------------------------------------------
                     5                                    2.00%
--------------------------------------------------------------------------------
                     6                                    1.00%
--------------------------------------------------------------------------------
                     7                                    0.00%
--------------------------------------------------------------------------------

In determining whether a particular redemption is subject to a contingent deferred sales charge, it is assumed that shares are redeemed in the following order: (i) any Class A Shares in the Shareholder's Fund account; (ii) shares held for over six years or shares acquired pursuant to reinvestment of dividends or other distributions; and (iii) shares held longest during the six-year period. This method should result in the lowest possible sales charge.

For purposes of calculating the Class B Shares' contingent deferred sales charge payable upon redemption, if the shares being redeemed were obtained through an exchange, the holding period of Class B Shares of the "old" Fund and the holding period for Class B Shares of the "new" Fund are aggregated.

The contingent deferred sales charge is waived on redemption of shares
(i) following the death or disability (as defined in the Internal Revenue Code of 1986, as amended) of a Shareholder, or (ii) to the extent that the redemption represents a minimum required distribution from an individual retirement account or other retirement plan to a Shareholder who has attained the age of 70 1/2. A Shareholder, or his or her representative, must notify the Transfer Agent prior to the time of redemption if such circumstances exist and the Shareholder is eligible for this waiver.

2.   Eligibility of Purchasers

The minimum initial investment in Class B Shares of the Trust is $1,000; however, the minimum investment may be waived at the Distributor's discretion. All subsequent purchases must be at least $50.

3.   Exchange Privileges

Class B Shares of each Fund may be exchanged for Class B Shares of each other Fund of the Trust which offers Class B Shares in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   Voting Rights

Each Class B shareholder will have one vote for each full Class B Share held and a fractional vote for each fractional Class B Share held. Class B shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class B (such as a distribution plan or service agreement relating to Class B), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class B Shareholders differ from the interests of holders of any other class.

5.   Conversion Rights

At the end of the period ending seven years after the beginning of the month in which the shares were issued, Class B Shares will automatically convert to Class A Shares. Such conversion will be on the basis of the relative net asset values of the two classes. For purposes of calculating the Class B Shares' seven year conversion period, if the shares being redeemed were obtained through an exchange, the holding period of Class B Shares of the "old" Fund and the holding period for Class B Shares of the "new" Fund are aggregated.

                                                                       Exhibit C

                                THE PILLAR FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Class I Shares
                           (Formerly, Class A Shares)

1.   Class-Specific Distribution Arrangements; Other Expenses.

Class I Shares of the Funds are sold without a sales charge. Additionally, Class I Shares of the U.S. Treasury Plus Money Market Fund are subject to a .03%
Rule 12b-1 fee.

2.   Eligibility of Purchasers

The Trust's Class I Shares are offered without distribution fees to:
(i) institutional investors (including Summit Bank, its affiliates and correspondent banks) for the investment of their own funds; (ii) any individual or institution (including Summit Bank, its affiliates and correspondent banks) for the investment of funds held by such individual or institution in a fiduciary, agency, custodial or other representative capacity, if such individual or institution is able to provide complete shareholder recordkeeping services with respect to shares purchased and held in such capacity; and (iii) any "qualified customer" who has entered into an agreement with Summit Bank, its affiliates or correspondent banks ("Qualified Customers"). The minimum initial investment in the Trust for Qualified Customers is $10,000. All subsequent purchases must be at least $1,000.

3.   Exchange Privileges

Class I Shares of each Fund may be exchanged for Class I Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   Voting Rights

Each Class I shareholder will have one vote for each full Class I Share held and a fractional vote for each fractional Class I Share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a distribution plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class I Shareholders differ from the interests of holders of any other class.

5.   Conversion Rights

Class I Shares do not have a conversion feature.